                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                       (Page 1 of 2)
          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
          ------------------------------------------------------------

                     (In thousands, except per share amounts)

                                                                THREE MONTHS ENDED
                                                              ----------------------
                                                              March 31,    March 31,
PRIMARY                                                         1994         1993
- - -------                                                       ---------    ---------
Income before cumulative effect of changes in
  accounting principles                                       $  24,069    $  18,480

Less: Dividends on convertible preference stock                  (1,223)      (1,224)
                                                              ---------    ---------
Income, before cumulative effect of changes in
  accounting principles, applicable to common shares             22,846       17,256

Cumulative effect of changes in accounting principles                 -       (4,022)
                                                              ---------    ---------
Net income applicable to common shares                        $  22,846    $  13,234
                                                              =========    =========

Applicable Shares for Computation of Income per Share:
- - ------------------------------------------------------

Weighted average common shares outstanding                      172,249      168,000
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      2,010        1,879
      Fisher-Price warrants                                         741            -
      Restricted stock                                               37          299
                                                              ---------    ---------
Weighted average number of common and common
  equivalent shares                                             175,037      170,178
                                                              =========    =========

Income Per Common Share:
- - ------------------------

Income per share before cumulative effect of changes in
  accounting principles                                       $    0.13    $    0.10
Cumulative effect of changes in accounting principles                 -        (0.02)
                                                              ---------    ---------
Net income per common share                                   $    0.13    $    0.08
                                                              =========    =========

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
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                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                       (Page 2 of 2)
          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
          ------------------------------------------------------------

                     (In thousands, except per share amounts)

                                                                THREE MONTHS ENDED
                                                              ----------------------
                                                              March 31,    March 31,
FULLY DILUTED                                                  1994 (a)     1993 (b)
- - -------------                                                 ---------    ---------
Income before cumulative effect of changes in
  accounting principles                                       $  24,069    $  18,480

Add:  Interest savings, net of tax, applicable to:
        Assumed conversion of 8% convertible debentures             628        1,334
        Assumed exercise of Fisher-Price warrants                     -          163
Less: Impact of required ESOP dividends or
       contributions upon conversion                             (1,223)      (1,224)
                                                              ---------    ---------
Income, before cumulative effect of changes in
  accounting principles, applicable to common shares             23,474       18,753

Cumulative effect of changes in accounting principles                 -       (4,022)
                                                              ---------    ---------
Net income applicable to common shares                        $  23,474    $  14,731
                                                              =========    =========

Applicable Shares for Computation of Income per Share:
- - ------------------------------------------------------

Weighted average common shares outstanding                      172,249      168,000
Weighted average common equivalent shares arising from:
      Assumed conversion of 8% convertible debentures             4,204        7,793
      Assumed conversion of convertible preference stock          1,621        1,621
      Dilutive stock options                                      2,880        1,879
      Fisher-Price warrants                                         757        1,076
      Restricted stock                                               49          332
                                                              ---------    ---------
Weighted average number of common and common
  equivalent shares                                             181,760      180,701
                                                              =========    =========

Income Per Common Share:
- - ------------------------

Income per share before cumulative effect of changes in
  accounting principles                                       $    0.13    $    0.10
Cumulative effect of changes in accounting principles                 -        (0.02)
                                                              ---------    ---------
Net income per common share                                   $    0.13    $    0.08
                                                              =========    =========

(a)  This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(b)  This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
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